Exhibit 10.3
ORION MARINE GROUP, INC.
AMENDED AND RESTATED REDEMPTION AGREEMENT
     This Amended and Restated Redemption Agreement (this “Amendment”), dated as of May 7, 2007, (i) amends and restates in its entirety the Redemption Agreement (the “Agreement”), dated as of March 27, 2007 by and among Orion Marine Group, Inc. (formerly Hunter Acquisition Corp.), a Delaware corporation (“Company”), and the holders of the Company’s capital stock (the “Stock”) set forth on Exhibit A hereto (individually, a “Seller”, and together, the “Sellers”), and (ii) is entered into by and among the Company and the Sellers holding at least a majority of the Shares.
RECITALS
     WHEREAS, each of the Sellers owns the number of shares of Class A Stock, par value $0.01 per share (“Class A Stock”), and Class B Stock, par value $0.01 per share (“Class B Stock” and, together with the Class A Stock owned by the Stockholders, the “Shares”) in each case as set forth on Exhibit A;
     WHEREAS, the Company is proposing to sell equity securities to new investors (the “Financing”) pursuant to a Purchase/Placement Agreement to be entered into by and between the Company and Friedman, Billings, Ramsey & Co., Inc. (“FBR;” and such agreement being the “FBR Agreement”), and the Company expects to close such Financing within ninety (90) days after the execution of the Agreement;
     WHEREAS, upon the terms and conditions set forth herein, each Seller desires to tender, and Company desires to redeem (the “Redemption”), all of such Seller’s Shares at the Redemption Price (as defined below);
     WHEREAS, the Company and the Sellers also desire to terminate the Securities Purchase and Exchange Agreement, dated as of October 14, 2004 (the “Purchase Agreement”), among the Company and the Sellers, the Stockholders’ Agreement, dated as of October 14, 2004 (as amended, the “Stockholders’ Agreement”), among the Company and the Sellers, the Registration Rights Agreement, dated of October 14, 2004 (the “Registration Rights Agreement”), among the Company and the Sellers, the letter regarding management rights, dated as of October 14, 2004 (the “Management Rights Letter”), from the Company to Austin Ventures VII, L.P. and Austin Ventures VIII, L.P., and the Management Agreement, dated as of October 14, 2004 (the “Management Agreement” and, together with the Purchase Agreement, the Stockholders’ Agreement, the Registration Rights Agreement and the Management Rights Letter, the “Terminated Agreements”), between the Company and Capture 2004, L.P., in each case on the terms, subject to the conditions and with such exceptions set forth below; and
     WHEREAS, as a result of developments in the Financing, the undersigned Sellers desire to amend and restate the Agreement in its entirety, which amendment and restatement will be binding on all Sellers upon execution of this Amendment by the Sellers holding at least a majority of the Shares pursuant to Section 7 of the Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

AGREEMENT
     1. Closings; Closing Dates. Subject to the terms and conditions herein, the initial closing of the redemption (the “Initial Closing”) shall occur promptly (and in any event within three business days) following the closing of the Financing or such other date as agreed to between the Company and the holders of a majority in voting power of the Stock (the “Initial Closing Date”). Thereafter, subject to the terms and conditions herein, subsequent closings (each, a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”) shall occur promptly (and in any event within three business days) after the closing of each exercise by FBR of its option to purchase additional shares pursuant to the terms of the FBR Agreement (each, a “Subsequent Closing Date” and, together with the Initial Closing Date, each a “Closing Date”).
          1.1 Effective upon the Initial Closing, except as otherwise set forth in the Employment Agreement dated as of March 27, 2007 between the Company and Russell B. Inserra (the “Employment Agreement”), the Company shall pay on the Initial Closing Date the respective Redemption Price, by check or wire transfer, to each Seller, and the Attorney (as defined below) shall surrender and deliver to the Company for cancellation the stock certificates representing (a) all Class A Stock and (b) a number of shares of Class B Stock equal to (i) the net proceeds to the Company from the closing of Financing (after purchaser’s discount, placement fees and all other expenses related to the Financing) divided by (ii) the Redemption Price for the Class B Stock, such redeemed Class B Stock to be allocated among the Sellers in accordance with the number of shares of Class B Stock held by them immediately prior to such Initial Closing; provided, that for purposes of the Employment Agreement, the Class B Stock to be redeemed from Mr. Inserra shall be allocated first, to the outstanding shares of Class B Stock held by Mr. Inserra on the date hereof (other than the Unvested Shares, as defined in the Employment Agreement), second, to the Unvested Shares and third to any shares of Class B Stock purchased by Mr. Inserra pursuant to options outstanding on the date hereof. The “Redemption Price” shall mean (A) with respect to each Share that is Class A Stock, an amount equal to $1,000 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations or similar transactions with respect to the Class A Stock after the date hereof and on or prior to the Closing Date) plus all accrued or declared but unpaid dividends on such share of Class A Stock to and including the Closing Date, and (B) with respect to each Share that is Class B Stock, an amount equal to the net proceeds per share (after purchaser’s discount and placement fees, but before other expenses) to the Company in the Financing.
          1.2 Effective upon each Subsequent Closing, except as otherwise set forth in the Employment Agreement, the Company shall pay on such Subsequent Closing Date the respective Redemption Price, by check or wire transfer, to each Seller, and the Attorney (as defined below) shall surrender and deliver to the Company for cancellation the stock certificates representing a number of shares of Class B Stock (not greater than the aggregate number of Shares that are Class B Stock outstanding immediately prior to such Subsequent Closing Date) equal to (i) the net proceeds to the Company from the exercise by FBR of its option to purchase additional shares (after purchaser’s discount, placement fees and all other expenses related thereto) divided by (ii) the Redemption Price for the Class B Stock, such redeemed Class B Stock to be allocated among the Sellers in accordance with the number of shares of Class B Stock held by them immediately prior to such Subsequent Closing; provided, that for purposes of the Employment Agreement, the Class B Stock to be redeemed from Mr. Inserra shall be allocated first, to the outstanding shares of Class B Stock held by Mr. Inserra on the date hereof (other than the Unvested Shares, as defined in the Employment Agreement), second, to the Unvested Shares and third to any shares of Class B Stock purchased by Mr. Inserra pursuant to options outstanding on the date hereof.
          1.3 At each Closing, for value received, each of the Sellers sells, assigns and transfers unto the Company the Shares redeemed at such Closing set forth opposite such Seller’s name on

Exhibit A standing in such Seller’s name on the books of the Company and does hereby irrevocably constitute and appoint the Secretary of the Company agent to cancel said Shares on the books of the Company with full power of substitution in the premises.
     2. Surrender of Certificates; Power of Attorney. Upon execution of the Agreement, each Seller shall deliver to the Company, as escrow agent, all stock certificates representing the Shares for delivery to the Company and cancellation upon Closing. To the extent such Shares are uncertificated, each Seller hereby authorizes the Company to cancel such Seller’s Shares on the books of the Company on the Closing Date. The deposited certificates shall remain in escrow until the earlier of the termination of this Agreement or the Closing. Upon termination of this Agreement, the Company shall promptly deliver the certificates representing any unredeemed Shares to each applicable Seller. At each Closing the escrowed certificates for the Shares redeemed at such Closing shall be cancelled by the Company concurrently with the payment to Sellers of the Redemption Price for such Shares, and the Sellers shall cease to have any further rights or claims with respect to such redeemed Shares. To insure the performance of each Seller with the agreements set forth in this Agreement, each Seller hereby appoints the Secretary of the Company or its designee (the “Attorney”), as his, her, or its true and lawful attorney in fact, with full power of substitution and resubstitution, to transfer and deliver to the Company all Shares and certificates representing Shares, subject to the provisions of this Agreement, for cancellation at each Closing concurrently with the payment to Sellers of the Redemption Price for such Shares. The powers granted by each Seller pursuant to the preceding sentence are coupled with an interest and are given to secure the performance of such Seller’s commitments under this Agreement. Such powers shall be irrevocable for the term of this Agreement and shall survive the death, incompetency, disability, dissolution or winding up of such Seller. Except as provided above, no Seller shall grant a proxy or power of attorney with respect to the transfer, voting or other control over, or create any right to vote or dispose of any of the Shares without the prior written consent of the Company. Until the termination of this Agreement, no Seller shall transfer any Shares or any interest in any Shares, except pursuant to the terms of this Agreement.
     3. Termination of the Terminated Agreements. Immediately prior to, and conditioned upon, the closing of the Financing, each of the Terminated Agreements shall be terminated in their entirety and of no further force or effect; provided, that Sections 8.14 and 9.15 of the Purchase Agreement, Section 9 of the Stockholders’ Agreement, the second to last paragraph of the Management Rights Letter and Section 4 of the Management Agreement shall each survive such termination.
     4. Termination of the Agreement. The Agreement shall terminate upon the expiration of FBR’s option under the FBR Agreement to purchase additional stock from the Company. Sections 3, 5, and 7 through 17 shall survive such termination.
     5. Representations and Warranties.
          5.1 Seller Representations and Warranties to Company. Each Seller, severally and not jointly, hereby represents and warrants to the Company on the date hereof and on each Closing Date as follows:
               5.1.1 Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to perform such Seller’s obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution, and delivery by the Company, constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).

               5.1.2 Ownership. The Seller is the owner, beneficially and of record of, and has good and marketable title to, the Shares, free and clear of any liens, charges, options, pledges, encumbrances, conditions or claims. The Seller has not pledged, assigned or otherwise transferred the Shares. Other than Seller’s title to the Shares, the Seller does not hold (beneficially or otherwise) or have any other rights or interest in or to any capital stock of the Company or its subsidiaries, including (without limitation) any options, warrants, subscriptions, rights (including conversion or preemptive rights), obligations or agreements (contingent or otherwise) for the purchase or acquisition of any shares of capital stock of the Company or any of its subsidiaries.
               5.1.3 Noncontravention. Neither the execution and delivery of this Agreement by the Seller nor the performance by the Seller of such Seller’s or obligations contemplated by this Agreement will: (i) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency or (ii) result in the imposition of any encumbrance upon, or Security Interest (as defined below) on, the Shares. “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) statutory liens with respect to current taxes not yet due and payable, and in each case arising in the ordinary course of business consistent with past practice, including with respect to frequency and amount.
               5.1.4 Brokers. The Seller has not dealt with a broker or finder in connection with the transaction contemplated in this Agreement and no broker or other person is entitled to any commission or finder’s fee in connection with the Redemption.
               5.1.5 Information. The Seller has received from the Company all information that such Seller has requested or deems necessary in connection with Seller’s decision to enter into this Agreement and perform Seller’s obligations hereunder.
          5.2 Company Representations and Warranties to Sellers. The Company represents and warrants to each Seller on the date hereof and on each Closing Date as follows:
               5.2.1 Organization. The Company is duly organized, validly existing and in good standing in the State of Delaware.
               5.2.2 Authority. The Company has the requisite legal power, authority and capacity to execute, deliver and perform this Agreement. All action of the Company’s Board of Directors and its stockholders necessary to authorize the transactions contemplated hereby have been duly and validly taken and all requisite consents of third parties have been obtained. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Redemption, payment of the aggregate Redemption Price, (i) have not and will not conflict with or result in a breach of the provisions of its Certificate of Incorporation, as amended, or its Bylaws, as amended, (ii) have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, in any default or breach or give rise to any right of termination, acceleration or cancellation under any of the terms, conditions, or provisions of any note, deed of trust, bond, mortgage, indenture, instrument, agreement, license or permit to which it is a party or by which it or any of its assets may be bound or result in the imposition of any encumbrance upon, or Security Interest on, any of the Corporation’s assets, (iii) have not violated, and will not violate, any rule, regulation, judgment, decree or order by which it may be bound; or (iv) have not, and will not, require on the part of the Corporation any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.
               5.2.3 Validity. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).
               5.2.4 Offering Memorandum. Capitalized terms not defined herein have the meanings ascribed to such terms in the FBR Agreement.
                    (a) The Preliminary Memorandum did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Memorandum did not, as of its date, at the Closing Time and each Extended Closing Time (if any) and each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to any statement in or omission from the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR or any Seller expressly for use therein; and
                    (b) The Preliminary Memorandum included, as of its date, and the Final Memorandum include, as of its date, at the Closing Time, Extended Closing Time (if any) and at each Secondary Closing Time (if any), the information required by Rule 144A, Regulation S and Regulation D;
               5.2.5 Solvency. After giving effect to the transactions contemplated by this Agreement, including the payment of the aggregate Redemption Price: (i) the Company’s fair value of its property will be greater than its total amount of liabilities, including, without limitation, its contingent liabilities; (ii) the present fair salable value of the Company’s assets will be greater than the amount that will be required for the Company to pay the probable liability on its debts as they become absolute and matured; (iii) the Company is not engaged in business or a transaction, and will not be engaged in business or a transaction, for which the Company’s property would constitute an unreasonably small capital.
               5.2.6 Surplus. The redemption complies with the Delaware General Corporation Laws and the Company’s payment of the Redemption Price shall not cause an impairment to the Company’s capital. At each Closing Date, the Company shall have sufficient surplus (as determined in accordance with Delaware General Corporation Laws) or net profits for 2006 and/or 2007 to pay the Redemption Price in full.
          5.3 Seller Representations and Warranties to other Sellers. Capitalized terms not defined herein have the meanings ascribed to such terms in the FBR Agreement. Each Seller, severally and not jointly, hereby represents and warrants to each other Seller, on the date hereof and on each Closing Date, that to the knowledge of Seller (i) the Preliminary Memorandum did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Final Memorandum did not, as of its date, at the Closing Time and each Extended Closing Time (if any) and each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to any statement in or omission from the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR or any other Seller expressly for use therein.
     6. Conditions to Closing.
          6.1 Sellers’ Conditions to Closing. The obligation of the Sellers to close the Redemption is subject to the fulfillment on or prior to each Closing Date, to the satisfaction of or waiver by the Sellers holding a majority in voting power of the Shares, of each of the following conditions:
               6.1.1 Representations and Warranties. Each representation and warranty made by the Company in Section 5 above shall be true and correct on in all material respects on the Closing Date with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.
               6.1.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.
               6.1.3 Consents and Waivers. The Company shall have obtained all consents and waivers necessary to execute this Agreement and any other agreements or instruments contemplated herein and to carry out the transactions contemplated hereby and thereby.
               6.1.4 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful Redemption pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.
               6.1.5 Compliance Certificate. The Company shall have delivered to the Sellers a certificate signed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified above.
          6.2 Company’s Conditions to Closing. The obligation of the Company to close the Redemption is subject to the fulfillment on or prior to each Closing Date, to the satisfaction of or waiver by the Company, of each of the following conditions:
               6.2.1 Representations and Warranties. Each representation and warranty made by the Sellers in Section 5 above shall be true and correct on in all material respects on the Closing Date with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.
               6.2.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Sellers on or prior to the Closing Date shall have been performed or complied with by the Sellers in all material respects.
               6.2.3 Financing Complete. The Company shall have closed the Financing or the additional sale of shares to FBR, as applicable, and received the proceeds therefrom.

               6.2.4 Consents and Waivers. The Company shall have obtained all consents and waivers necessary to execute this Agreement and any other agreements or instruments contemplated herein and to carry out the transactions contemplated hereby and thereby.
               6.2.5 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful Redemption pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.
     7. Form W-9. Each Seller has duly completed and executed the attached Substitute Form W-9.
     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and may not be modified or amended, except by written agreement of the Company and the Sellers holding at least a majority of the Shares. Any amendment, waiver, discharge or termination not in compliance with this Section 8 shall be void.
     9. General Release of Claims. Effective upon each Closing, each Seller, on behalf of itself and its subsidiaries, affiliates, parents, officers, directors, shareholders, employees, agents, attorneys, successors and assigns, both present and former, if any and in each case other than the Company and its subsidiaries (collectively, the “Releasing Parties”), irrevocably and unconditionally release, acquit, covenant not to sue (directly or derivatively) and forever hold harmless the other Releasing Parties of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, losses, claims, demands and attorneys’ fees and expenses whatsoever, (whether asserted or unasserted, known or unknown, foreseeable or unforeseeable, and whether accrued or that may accrue in the future) in contract, tort, law or in equity which the Releasing Parties ever had, now have or may in the future have against the other Releasing Parties based upon, arising out of, relating to, by reason of (i) the Financing, (ii) the transactions contemplated by this Agreement including without limitation the Redemption and (iii) any acts or omissions of the Company or its affiliates in connection with (i) and (ii) above; provided however, that the release, acquittal and covenants not to sue (directly or derivatively) and forever hold harmless in this Section 9 shall not apply to claims based upon, arising out of, relating to, by reason of Section 5.3.
     10. Non-waiver. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.
     11. Independent Counsel. Each party acknowledges and agrees that such party has been represented by and consulted with, or has had reasonable opportunity to be represented by and consulted with, independent counsel of its own choosing throughout all negotiations that preceded the execution and delivery of this Agreement.
     12. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.
     13. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.
     14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     16. Binding Effect. Upon the execution hereof by the Company and the Sellers holding at least a majority of the Shares, the provisions of this Amendment and the Agreement shall be binding upon and inure to the benefit of each of the Company and each Seller and their respective successors and assigns.
     17. Facsimile Signatures. This Agreement may be executed and transmitted by facsimile, which signature shall be binding upon the parties as if they were original signatures.
Signature page follows.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

ORION MARINE GROUP, INC.

By:	/s/ J. Michael Pearson

Name: J. Michael Pearson, President

SELLERS:

AUSTIN VENTURES VIII, L.P.

By: AV Partners VIII, LP, its General Partner

By:	/s/ Joseph C. Aragona

Joseph C. Aragona, General Partner

AUSTIN VENTURES VII, L.P.

By: AV Partners VII, LP, its General Partner

By:	/s/ Joseph C. Aragona

Joseph C. Aragona, General Partner

CAPTURE 2004, L.P.

By: JSB 2004, Inc., its general partner

By:	/s/ Barry C. Twomey

Barry C. Twomey, Managing Director
Signature page to Amended and Restated Redemption Agreement

2004 ORION, LLP

By:	/s/ Barry C. Twomey

Barry C. Twomey, Managing Director

ORION INCENTIVE EQUITY, LP

By: Capture 2004, L.P., its general partner

By: JSB 2004, Inc., its general partner

By:	/s/ Barry C. Twomey

Barry C. Twomey, Managing Director

RUSSELL INSERRA
/s/ Russell B. Inserra

Russell B. Inserra
Signature page to Amended and Restated Redemption Agreement

EXHIBIT A
Class A Stock

Date	Holder	Certificate No.	Number of Shares
10/14/04	2004 Orion LLP	01	1,000
1014/04	Austin Ventures VII, L.P.	02	11,437.5
10/14/04	Austin Ventures VIII, L.P.	03	19,062.5
10/14/04	Russell B. Inserra	04	3,500
Class B Stock

Date	Holder	Certificate No.	Number of Shares
10/14/04	2004 Orion LLP	01	819,000
10/14/04	Austin Ventures VII, L.P.	02	9,380,000
10/14/04	Austin Ventures VIII, L.P.	03	15,631,000
10/14/04	Orion Incentive Equity, L.P.	04	2,520,000
10/14/04	Capture 2004, L.P.	05	3,150,000
10/14/04	Russell B. Inserra	06	3,500,000
5/3/05	Russell B. Inserra	07	750,000
	Russell B. Inserra		50,000[1]

[1]	Pursuant to the Employment Agreement of even date herewith between the Company and Mr. Inserra, options to acquire 50,000 shares of Class B Stock will vest on March 31, 2007. Subject to the vesting of such options and Mr. Inserra’s exercise of such options and payment of the exercise price therefore on or prior to the Closing Date, the 50,000 shares issuable upon exercise of such options will be subject to redemption under this Agreement.